Exhibit 10.6  -  Term Credit Agreement

                             TERM CREDIT AGREEMENT

     THIS TERM CREDIT AGREEMENT (this "Agreement") is made and entered into as of August 12, 2004, by and between Aztec OIL & GAS, Inc., FKA Aztec Communications Inc. ("Borrower") and HONG KONG LEAGUE CENTRAL CREDIT UNION ("Lender"), with reference to the following:

                                   WITNESSETH:

     WHEREAS, Lender desires to make a Term Loan to Borrower, and Borrower desires to borrow from Lender the amount of such Term Loan, subject to and in accordance with the terms and conditions set forth herein, and in the Term Note Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the delivery, receipt, and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

      "Business Day" means a day (a) other than Saturday or Sunday, and (b) on which commercial banks are open for business in New York, New York, and Los Angeles, California.

      "Closing Date" means the date each of the conditions precedent set forth in Section 5 hereof is fully satisfied.

      "Event of Default" has the meaning set forth in Section 8.

      "Interest Rate" has the meaning set forth in Section 2(c).

      "Maturity Date" has the meaning set forth in Section 2(b).

      "Note" has the meaning set forth in Section 2(d).

      "Person" means an individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or any other juridical entity.

      "Term Loan" has the meaning set forth in Section 2(a).

2.    Amount and Terms of the Term Loan.

      (a)    Term Loan Advance.   Subject to the terms and conditions of this
Agreement, Lender hereby agrees to make a loan to Borrower (the "Term Loan") on the Closing Date m the principal amount of One Million Nine Hundred Fifty Thousand U.S. Dollars (U.S.$ 1,950,000), which amount may be repaid at any time prior to the Maturity Date without premium or penalty, but may not be reborrowed once repaid.

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      (b)    Term. All unpaid principal and accrued but unpaid interest of the
Term Loan shall, subject to subsection (c) below, be payable in full on July 31, 2005 (the "Maturity Date").

      (c) Interest Rate and Interest Payments. Borrower shall pay interest on the unpaid principal amount of the Term Loan from the Closing Date until the Maturity Date, at a rate equal to ten percent (10.0) per annum (the "Interest Rate"). Subject to Section 2(e) and 2(g) below, interest on the outstanding principal amount of the Term Loan shall be due and payable to Lender in arrears on the last Business Day of each calendar month, commencing on the first of such dates following the Closing Date until the Maturity Date, at which time all accrued but unpaid interest shall be due and payable.

      (d) Promissory Note. The Term Loan shall be evidenced by a promissory note (the "Note") in the form of Exhibit "A" attached hereto, duly executed and delivered to Lender by Borrower.

      (e) Interest on Event of Default. Upon the occurrence and during the continuance of an Event of Default, Borrower agrees to pay interest on the entire unpaid principal amount of the Term Loan, as well as on any interest or other amount past due, from the date of such Event of Default until the date the same is cured in full, payable on demand, at a fluctuating rate per annum equal at all times to the Interest Rate plus two percent (2.0).

      (f) Manner of Payment. All payments of principal or interest hereunder or under the Note shall be delivered to Lender in immediately available funds on the date due at such place as Lender may from time to time designate.

      (g) Limitation on Interest Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder and charged or collected by Lender or any holder of the Note exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Lender has charged or received interest hereunder or under the
Note in excess of the highest applicable rate, the rate in effect hereunder and under the Note shall automatically be reduced to the maximum rate permitted by applicable law and Lender shall apply all interest paid in excess of the maximum lawful rate to the principal balance of the amounts outstanding hereunder and under the Note. It is the intent of the parties hereto that Borrower not pay or contract to pay, and that Lender not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrower to Lender under applicable law.

    3. Representations and Warranties, hi order to induce Lender to enter into this Agreement and to make the Term Loan contemplated hereunder. Borrower hereby represents and wan-ants to Lender as follows:

      (a) Legal Status. Borrower is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware. Borrower is qualified or licensed to do business, and is in good standing as a

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foreign corporation in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a material adverse effect on Borrower.

      (b) Authorization and Validity. This Agreement and the Note have been duly authorized, and upon their execution and delivery in accordance with the provisions hereof and thereof will constitute legal, valid and binding agreements and obligations of Borrower, enforceable in accordance with their respective terms.

      (c) No Conflict. The execution, delivery, and performance by Borrower of this Agreement and the Note do not and will not conflict with the terms of the Certificate of Incorporation or bylaws of Borrower, violate any provision of any judgment, decree or order of any court or governmental authority by which Borrower is bound, or any provision of any law or regulation applicable to Borrower, or result in a breach of or constitute a default under any contract, obligation, indenture, or other instrument to which Borrower is a party or by which Borrower may be bound.

      (d) No Consents. The execution, delivery, and performance by Borrower of this Agreement and the Note do not and will not require any authorization, approval, or other action by, or notice to or filing with, any governmental authority, regulatory body, or any other person or entity.

      (e) Use of Proceeds. No proceeds of the Term Loan will be used to acquire any equity security of a class that is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

      (f) Margin Stock. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation G or U issued by the Board of Governors of the Federal Reserve System), and no proceeds of the Term Loan will be used to purchase or carry any margin stock or extend credit to others for the purpose of purchasing or carrying any margin stock, or be used for any purpose which violates or is inconsistent with the provisions of Regulation X of said Board of Governors.

   4. Covenants. Borrower hereby covenants that until all amounts outstanding hereunder and under the Note have been indefeasibly paid in full, it shall:

      (a) Punctual Payments. Punctually pay the interest and principal with respect to the Term Loan as provided herein and in the Note.

      (b) Existence. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence and comply with the provisions of all documents pursuant to which it is organized and/or which govern its continued existence; maintain all licenses, permits, governmental approvals, rights, privileges, and franchises necessary for the conduct of its business; and conduct its business in an orderly and regular manner and in accordance with all laws, rules, regulations, and orders of any governmental authority having jurisdiction over it or its business.

      (c) Books and Records. Maintain adequate books and records in accordance with generally accepted accounting principles consistently applied,

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and permit any representative of Lender, at any reasonable time, to inspect, audit and examine such books and records, to make copies of the same, and to inspect its assets and properties.

   5. Conditions Precedent to Term Loan. The obligation of Lender to make the Term Loan shall be subject to the condition precedent that Lender shall have received each of the following, each in form and substance satisfactory to Lender:

      (a)    This Agreement, duly executed by all of the parties hereto;

      (b)   The Note, duly executed by Borrower;

      (c) Such additional supporting documents as Lender or its counsel may reasonably request.

   6. Survival of Representations and Warranties. Borrower covenants, warrants and represents to Lender that all representations and warranties of Borrower contained in this Agreement or the Note shall be true at the time of Borrower's execution of this Agreement and the Note, and shall survive the execution, delivery and acceptance thereof by Lender and the parties thereto and the closing of the transactions described therein or related thereto.

   7. Events of Default. The occurrence of any of the following shall constitute an "Event of Default" and shall, at the option of Lender, require immediate payment in full of all sums then remaining unpaid hereunder and under the Note:

      (a) Failure to Pay the Note. The failure of Borrower to pay any principal, interest or other amount due under the Note when due and payable.

      (b) Breach of Covenant. Representation or Warranty. The failure of Borrower to perform or observe any covenant, condition or agreement contained in this Agreement (other than the payment obligations, the breach of which shall be governed by subsection (a) above) where such failure is not cured within five (5) Business Days, or any representation or warranty made or deemed made by any of them under or in connection with this Agreement, shall prove to have been false or misleading in any material respect when made.

      (c) Non-Payment of Indebtedness. Borrower shall default in the payment when due of any indebtedness for borrowed money if the effect of any such default is to cause or permit the acceleration of such indebtedness, or to permit the holder of any note evidencing such indebtedness to cause the same to become due prior to its stated maturity.

      (d) Insolvency. Borrower shall become insolvent; admit in writing its inability to pay its debts as they mature; make an assignment for the benefit of creditors; or if bankruptcy proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against it and, if instituted against it, the same is not dismissed within thirty (30) days of the filing thereof.

      (e) Dissolution. Any order, judgment, or decree shall be entered against Borrower decreeing its involuntary dissolution or split up and such

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order shall remain undischarged and unstayed for a period in excess of thirty
(30) days; or Borrower shall otherwise dissolve or cease to exist.

   8. Remedies. If an Event of Default shall occur, all amounts outstanding hereunder or under the Note, notwithstanding any term of this Agreement or the Note to the contrary, shall at Lender's option and without notice to Borrower become immediately due and payable, without presentment, demand, protest or notice of dishonor, all of which are hereby expressly waived by Borrower. All rights, powers and remedies of Lender in connection with this Agreement and the Note may be exercised at any time by Lender and from time to time after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

   9.     Miscellaneous.

      (a) Failure or Indulgence Not Waiver. No failure or delay on the part of Lender, or any holder of the Note in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof or of any other right, power or privilege.

      (b) Modification. No modification, amendment or waiver of any provision of this Agreement or the Note, nor the consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall have been approved by Lender and shall be in writing signed by Lender and, with respect to any amendment, Borrower. Such waiver or consent shall then be effective only in the specific instance and for the purpose for which given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

      (c) Notices. Except as otherwise expressly provided herein, any notice herein required or permitted to be given shall be in writing and shall be deemed effective when personally delivered, mailed, telecopied (with a confirming copy sent by mail) or delivered by telex to the appropriate party at the address set forth below (or at such other address as may be designated by either party in a written notice sent in accordance with this Section):

If to Borrower:             Aztec Oil & Gas, Inc.
                            3730 Kirby Drive, Suite 1200
                            Houston, TX 77098
                            Telecopy No.: 949-679-7280

If to Lender:               Hong Kong League Central Credit Union
                            c/o Bermuda Trust (Hong Kong) Limited
                            44/F Edinburgh Tower
                            The Landmark, 15 Queen's Road C
                            Hong Kong

with a copy to:             SBI Advisors, LLC
                            2361 Campus Drive, Suite 210

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                            Irvine.CA 92612
                            Telecopy No.: 949-679-7280

      (d) Severability. In case any provision in this Agreement or the Note shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of such contract and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      (e) Applicable Law. This Agreement and the Note, and the rights and obligations of the parties thereto, shall be governed by the laws of the State of California, exclusive of its conflicts of laws and choice of laws rules that would or may cause the application of the laws of any jurisdiction other than the State of California.

      (f)    Assignabilitv.   Borrower shall not assign its rights or
obligations hereunder, or under the Note to any other Person without the prior written consent of Lender, and any attempted assignment in violation hereof shall be null and void ab initio. Lender shall have the right to assign their rights and obligations hereunder and no consent or approval from Borrower is required in connection with any such assignment.

      (g)    Counterparts.   This Agreement may be executed in two or more
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      (h) Section Headings. The various headings used in this Agreement are inserted for convenience only and shall not affect the meaning or interpretations of this Agreement or any provision hereof.

      (i) Attorneys' Fees. In the event any party institutes any action or proceeding to enforce the terms and conditions of this Agreement or the Note, the prevailing party shall be entitled to reasonable attorneys' fees and costs.

      (j) WAIVER OF TRIAL BY JURY. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE NOTE OR THE SUBJECT MATTER HEREOF AND THEREOF OR ANY DOCUMENT RELATING HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT, TORT OR OTHERWISE.

      (k) Integration. This Agreement and the Note reflect the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, whether before or after the date hereof.


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IN WITNESS WHEREOF, the parties hereto do execute this Agreement as of the date first above written.

"BORROWER"

AZTEC OIL & GAS, INC., FKA AZTEC
COMMUNICATIONS, INC.
L. Mychal Jeffe3rson, President

By:  /s/ Robert L. Sonfield, Jr.
   --------------------------
Name:    Robert L. Sonfield, Jr.
Its:     Attorney-in-Fact

"LENDER"
HONG KONG LEAGUE CENTRAL CREDIT
UNION
By:_________________________
Name:________________________
Its:_________________________


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                                   EXHIBITS

Exhibit "A" - Term Note



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                                  Exhibit A
                       to the Term Credit Agreement
                            FORM OF TERM NOTE
                                 TERM NOTE
                                 ---------

                                                   Los Angeles, California
U.S.$1,950,000                                             August 12, 2004

     FOR VALUE RECEIVED, the undersigned, AZTEC OIL & GAS, INC., FKA AZTEC COMMUNICATIONS, INC. a Nevada corporation (the "Borrower") HEREBY UNCONDITIONALLY PROMISES TO PAY to the order of HONG KONG LEAGUE CENTRAL CREDIT UNION (the "Lender"), without offset or counterclaim, the principal sum of ONE MILLION NINE HUNDRED FIFTY THOUSAND U.S. DOLLARS (U.S.$1,950,000) on or before the Maturity Date (as such term is defined in the Credit Agreement referred to below). The Borrower further promises to pay interest on the Term Loan outstanding hereunder from time to time at the interest rates, and payable on the dates, set forth in the Credit Agreement referred to below. This Term Note may be prepaid at any time prior to the Maturity Date without premium or penalty.

     1. Payment. Both principal and interest are payable in lawful money of the United States of America and in immediately available funds to the Lender at c/o Bermuda Trust (Hong Kong) Limited, 44/F Edinburgh Tower, The Landmark, 15 Queen's Road C, Hong Kong, or such other place as the Lender may designate in writing to the Borrower from time to time.

     2. Record Keeping. The Lender shall record the amount of principal and interest due and payable from time to time hereunder, each payment thereof and the resulting unpaid principal balance hereof, in the Lender's internal records, and any such recordation shall be rebuttable presumptive evidence of the accuracy of the information so recorded; provided, however, that the Lender's failure so to record shall not limit or otherwise affect the obligations of the Borrower hereunder and under the Credit Agreement to repay the principal of and interest on the Term Loan.

     3. Credit Agreement. This Term Note is the Note referred to in, and is subject to and entitled to the benefits of, that certain Term Credit Agreement, dated of even date herewith (as amended, modified, renewed or extended from time to time, the "Credit Agreement") between the Borrower and the Lender. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings assigned to them in the Credit Agreement. The Credit Agreement provides, among other things, for acceleration (which in certain cases shall be automatic) of the maturity hereof upon the occurrence of certain stated events, in each case without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived.

     4. Limitation on Interest Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder or under the


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Credit Agreement and charged or collected by the Lender or any holder of this
Term Note exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lender has charged or received interest hereunder or under the Credit Agreement in excess of the highest applicable rate, the rate in effect hereunder and under the Credit Agreement shall automatically be reduced to the maximum rate permitted by applicable law and the Lender shall apply all interest paid in excess of the maximum lawful rate to reduce the principal balance of the amounts outstanding hereunder and under the Credit Agreement. It is the intent of the parties hereto that the Borrower not pay or contract to pay, and that the Lender not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of the maximum rate of interest that may be paid by the Borrower to the Lender under applicable law.

     5. Governing Law. THIS TERM NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, EXCLUSIVE OF ITS CONFLICTS OF LAWS AND CHOICE OF LAWS RULES THAT WOULD OR MAY CAUSE THE APPICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF CALIFORNIA.

AZTEC OIL GAS, INC.

By:
    -----------------------
Name:
    -----------------------

Its:
    -----------------------

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